As filed with the Securities and Exchange Commission on June 5, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRANCHOUT FOOD INC.

(Exact name of Registrant as specified in its charter)

Nevada	87-3980472
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Branchout Food Inc.

205 SE Davis Ave., Suite C
Bend, Oregon 97702

(844) 263-6637

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Healy
Chief Executive Officer
205 SE Davis Ave., Suite C
Bend, Oregon 97702
(844) 263-6637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Zev M. Bomrind, Esq.

Pachulski Stang Ziehl & Jones, LLP

1700 Broadway, 36th Floor

New York, NY 10019
(212) 561-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2026

PRELIMINARY PROSPECTUS

500,000 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition by the selling stockholder named in this prospectus of up to 500,000 shares of our common stock held by the selling stockholder.  We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholder.

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any shares of our common stock. The selling stockholder may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 9 of this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is quoted for trading on the Nasdaq Capital Market under the symbol “BOF”. On June 4, 2026, the last reported sales price for our common stock was $3.78 per share.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT, IF APPLICABLE, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2026

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Under this registration process, the selling stockholder named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the selling stockholder named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholder must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law.

In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 10 of this prospectus.

Neither we nor the selling stockholder have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholder will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Branchout Food, Inc.” and “the company” refer to Branchout Food Inc., a Nevada corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus and incorporated by reference to our most recent Annual Report on Form 10-K any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K.

Corporate Overview

We are a growth-stage consumer packaged foods company focused on developing, manufacturing, marketing, and distributing clean-label, plant-based dried fruit and vegetable snacks for retail and foodservice markets through BranchOut-branded products, private-label offerings, and ingredient sales. We operate a 50,000 square foot manufacturing facility in Pisco, Peru, which is strategically located near key agricultural regions, enabling harvest-driven seasonal sourcing of high-quality fruits and vegetables—including pineapple, banana, strawberry, avocado and apple—while reducing transportation time and costs, and supporting product freshness.

We utilize proprietary GentleDry™ technology to convert fresh fruits and vegetables into clean-label snacks and industrial ingredients within approximately 10 days. GentleDry™ is an advanced dehydration platform licensed exclusively to us from EnWave Corporation for certain fruits and vegetables, enabling the production of differentiated products that preserves taste, texture, color, and nutrients while improving process speed, energy efficiency, and oxidation control. The GentleDry™ technology is protected by more than 17 patents.

We are focused on expanding distribution, increasing production capacity, and developing new products intended to drive repeat consumer demand and scalable retail placement. We emphasize continuous improvement across product formulation, texture, flavor, and quality, while leveraging process innovation to deliver clean-label products at competitive price points that support broad distribution across national retail platforms.

Our Products

Our products are sold through three primary channels: BranchOut branded retail snack products, private-label products for major retailers, and fruit and vegetable ingredient products sold to food manufacturers.

Our BranchOut branded products consist primarily of shelf-stable fruit and vegetable snacks designed to preserve the natural flavor, color and texture of the underlying produce. These products are distributed through grocery, club, online and direct-to-consumer channels.

We also manufacture private-label dehydrated snack products for major North American retailers, which are sold under customer brands through their existing retail distribution channels. In addition, we produce dehydrated fruit and vegetable ingredients, including pieces, powders and inclusions, for use in cereals, snack bars, baked goods, salads, ready-to-eat meals and other packaged food applications.

We continue to develop additional fruit and vegetable snack products and ingredient formats for both branded and private label customers. Product development efforts are focused on expanding our snack portfolio, supporting private label programs for large retailers, and developing new ingredient applications for food manufacturers. From time to time, we engage with potential commercial partners and institutional customers to develop products tailored to specific applications.

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Operating Strategy and Key Performance Drivers

We are focused on executing a growth-stage strategy that balances product innovation, distribution expansion, and disciplined manufacturing scale-up. As a manufacturing-led business, our strategy emphasizes aligning customer growth and product development with production capacity, supply-chain execution, and cost control.

Key elements of our strategy include:

●	Driving revenue growth through customer onboarding and product expansion, by developing new snack and ingredient products designed to generate repeat consumer demand and support scalable retail and foodservice placement.

●	Expanding distribution channels across national and regional retail, club, grocery, and private-label platforms to increase product availability while maintaining disciplined customer and channel selection.

●	Scaling manufacturing utilization and capacity, with a focus on achieving high utilization at our Peru Facility while investing in incremental capacity expansion to support anticipated demand, operational efficiency, and margin improvement.

●	Maintaining operational discipline during scale-up, including production planning, inventory management, quality control, and supply-chain coordination, to support consistent product quality, reliable fulfillment, and cost management as volumes increase.

Management believes that executing a manufacturing-led growth strategy allows us to compete effectively by pairing differentiated products with scalable operations, while managing the complexity and execution demands inherent in expanding within the consumer-packaged foods industry

Corporate and other Information

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017, and on November 2, 2017, we converted into Avochips, LLC, an Oregon limited liability company. On November 19, 2021, we converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation. Our principal executive offices are located at 205 SE Davis Ave., Suite C, Bend, Oregon 97702.

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The Offering

Common stock to be offered by Kaufman Kapital, LLC, the selling stockholder:	Up to 500,000 shares.

Common stock outstanding before and after giving effect to the offering:	15,316,030 shares.

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering.

Risk factors:	You should read the “Risk Factors” beginning on page 6 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Stock exchange listing:	Our common stock is listed on the Nasdaq Capital Market under the symbol “BOF”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Sales of Substantial Amounts of Our Common Stock by the Selling Stockholder, or the Perception That These Sales Could Occur, Could Adversely Affect the Price of Our Common Stock.

The sale by the selling stockholder of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholder may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for resale will have on the market price of our common stock.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares of common stock covered hereby. The net proceeds from the sale of the shares of common stock offered by this prospectus will be received by the selling stockholder.

Subject to limited exceptions, the selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of any shares of common stock. We will bear the costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING STOCKHOLDER

Kaufman Kapital, LLC (“Kaufman” or the “selling stockholder”), is offering 500,000 shares of common stock that it acquired from us on May 7, 2026 upon its exercise in full, for a cash payment to us of $750,000, of a warrant to purchase 500,000 shares of our common stock (the “$1.50 Warrant”). We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except as described below, the selling stockholder has not had any material relationship with us within the past three years.

On July 15, 2024, we entered into a Securities Purchase Agreement (as amended, the “SPA”) with Daniel L. Kaufman, pursuant to which Mr. Kaufman agreed to purchase from us, in a private placement (i) a 12% Senior Secured Convertible Promissory Note in the principal amount of up to $3,400,000 (the “Convertible Note”), convertible into shares of the Company’s common stock at a fixed price of $0.7582 per share of common stock, a (ii) a warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share (the “$1.00 Warrant”), and (iii) and the $1.50 Warrant to purchase 500,000 shares of common stock at an exercise price of $1.50 per share (together with the $1.00 Warrant and the Convertible Note, the “Purchased Securities”), in consideration of an initial loan in the principal amount of $2,000,000 (the “Initial Loan”) to be made to us under the Convertible Note. On July 19, 2024, the Company, Mr. Kaufman and Kaufman Kapital LLC entered into an amendment to the SPA, which among other things, replaced Mr. Kaufman with Kaufman Kapital LLC as the “Investor” under the SPA.

On July 24, 2024, we issued the Purchased Securities to Kaufman in consideration of the making of the Initial Loan to the Company. Our obligations under the Convertible Note are secured by a lien granted to Kaufman on substantially all of our assets pursuant to a Security Agreement entered between us and Kaufman (the “Security Agreement”). In addition, the Convertible Note includes affirmative and negative covenants, events of defaults and other terms and conditions, customary in transactions of this nature.

On August 29, 2024, we borrowed an additional $1,200,000 from Kaufman pursuant to a Senior Secured Promissory Note in the principal amount of $1,200,000. We repaid this loan in full during the year ended December 31, 2025.

On June 1, 2025, we entered into a Warrant Exercise and Amendment to Notes and Warrant Agreement with Kaufman, pursuant to which (i) Kaufman exercised in full the $1.00 Warrant, for a cash payment of $1,000,000, (ii) the expiration date of the $1.50 Warrant was extended to December 31, 2026, (iii) the maturity date of the Convertible Note was extended from December 31, 2025 to December 31, 2026, (iv) we agreed not to make any prepayment under the Convertible Note at any time amounts are outstanding under the Secured Note or any other non-convertible notes of the Company (excluding notes issued pursuant to equipment financing), and (v) we agreed not to prepay more than $2,400,000 of principal outstanding under the Convertible Note prior to September 30, 2026.

On January 28, 2026, Kaufman converted $500,000 of principal outstanding under the Convertible Note into 659,457 shares of the Company’s common stock.

On January 28, 2026, we borrowed $1,500,000 from Kaufman pursuant to a Senior Secured Promissory Note in the principal amount of $1,500,000 (the “Original Note”). The Note matures on January 28, 2027 and bears interest at a rate of 8% per annum and is secured by the Security Agreement we previously entered with Kaufman. On April 17, 2026, we borrowed an additional $750,000 from Kaufman pursuant to an Amended and Restated Secured Promissory Note in the principal amount of $2,250,000 (the “Note”), which amended and restated the Original Note and was in the same form as the Original Note. On May 15, 2026, we borrowed an additional $750,000 from Kaufman on the same terms provided for under the Note, pursuant to a Second Amended and Restated Secured Promissory Note in the principal amount of $3,000,000, which amended and restated the Note.

On May 7, 2026, we entered into a Warrant Exercise and Amendment to Note and Warrant Agreement with Kaufman pursuant to which Kaufman exercised the $1.50 Warrant in full, and Kaufman and the Company agreed (i) to extend the maturity date of the Convertible Note from December 31, 2026 to December 31, 2027, (ii) to reduce the interest rate under the Convertible Note from 12% to 8%, and (iii) that the Company will not prepay more than $2,400,000 of principal outstanding under the Convertible Note prior to September 30, 2027. Pursuant to the Agreement, we also agreed (i) to file the registration statement that includes this prospectus, and (ii) upon Kaufman’s request, to file an additional registration statement within 30 days of such request to register the shares of common stock issuable upon conversion of interest under the Convertible Note.

On May 14, 2026, we entered into an amendment to the Convertible Note pursuant to which a 9.99% beneficial ownership limitation provision was added under which Kaufman may not convert any portion of the Convertible Note into shares of our common stock to the extent that, after giving effect to such conversion, Kaufman would beneficially own in excess of 9.99% of our outstanding shares of Common Stock.

Selling Stockholder Table

The table below lists information regarding the beneficial ownership of the shares of common stock of the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of our shares of common stock and convertible securities, as of June 4, 2026. The third column lists the shares of common stock being offered by this prospectus by the selling stockholder. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus. The selling stockholder may sell all, some or none of the shares in this offering. See “Plan of Distribution,” following the table below.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
Kaufman Kapital, LLC (1)	1,530,071	500,000	1,530,071	9.99%

(1)	Consists of the 500,000 shares offered hereby, and 1,030,071 shares of common stock that may be acquired upon conversion of outstanding principal under the Convertible Note, giving effect to the 9.99% beneficial ownership limitation provision included therein. Without giving effect to such limitation, the principal outstanding under the Convertible Note in the amount of $2,900,000 as of the date hereof converts into 3,824,848 shares of common stock, in addition to shares of common stock that may be issued upon conversion of accrued interest under the Convertible Note. Daniel L. Kaufman has sole voting and dispositive power over these shares.

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PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.  The selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person.  We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2025 and 2024, respectively, have been incorporated by reference into this registration statement in reliance upon the report of M&K CPAS, PLLC, our independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this registration statement, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.branchoutfood.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 14, 2026;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 27, 2026, January 30, 2026, March 20, 2026, April 17, 2026, May 7, 2026 and May 15, 2026; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on June 15, 2023, as updated by the description of our common stock in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating that description.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Branchout Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.branchoutfood.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

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Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses (other than the actual SEC registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with a distribution of the securities being registered.

Securities and Exchange Commission registration fee	$232.70
Accounting fees and expenses	3,500.00
Legal fees and expenses	5,000.00
Miscellaneous	2,000.00
Total	$10,732.70

Item 15. Indemnification of Directors and Officers

NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

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Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

● Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

● Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The articles of incorporation of the Company provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the Company shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. The articles of incorporation of the Company further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Company in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Further, the Company has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such agreements may require the Company, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

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Item 16. Exhibits

Number	Description of Document

3.1	Articles of Incorporation of BranchOut Food Inc. (incorporated by reference to Exhibit 3.1 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
3.2	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 1.2 of the Company’s form 8-K filed with the Securities and Exchange Commission on June 22, 2023)
3.3	Certificate of Amendment to Articles of Incorporation of BranchOut Food Inc. filed January 4, 2024 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on January 8, 2024)
3.4	Bylaws of BranchOut Food Inc. (incorporated by reference to Exhibit 3.2 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form S-1/A filed with the Securities and Exchange Commission by BranchOut Food Inc. on June 13, 2023)
5.1	Opinion of Pachulski Stang Ziehl & Jones LLP*
23.1	Consent of M&K CPAS, PLLC*
23.2	Consent of Pachulski Stang Ziehl & Jones LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)*
107	Filing Fee Table*

*	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend, State of Oregon, on June 5, 2026.

BRANCHOUT FOOD INC.

By:	/s/ Eric Healy
Eric Healy
Chief Executive Officer &
Chairman of the Board of Directors

POWER OF ATTORNEY

We, the undersigned directors and officers of BranchOut Food Inc., hereby severally constitute and appoint each of Eric Healy and John Dalfonsi (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for them and in their name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Eric Healy	Chief Executive Officer and Chairman
Eric Healy	(Principal Executive Officer)	June 5, 2026

/s/ John Dalfonsi	Chief Financial Officer and Director
John Dalfonsi	(Principal Financial Officer)	June 5, 2026

/s/ Greg Somerville
Greg Somerville	Director	June 5, 2026

/s/ Byron Riché Jones
Byron Riché Jones	Director	June 5, 2026

/s/ Deven Jain
Deven Jain	Director	June 5, 2026

/s/ Lindsey L. Schwartz
Lindsey L. Schwartz	Director	June 5, 2026

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